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                                                   Exhibit (e)(2)


          ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.
                             CLASS B
                 DISTRIBUTION SERVICES AGREEMENT


         AGREEMENT made as of the 5th day of January, 1999 between ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC., a Maryland corporation (the "Fund") and ALLIANCE FUND DISTRIBUTORS, INC., a
Delaware corporation (the "Underwriter").

                           WITNESSETH

         WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an open-end management investment company and it is in the interest of the Fund to offer its shares for sale continuously to the separate accounts ("Eligible Separate Accounts") of insurance companies;

         WHEREAS, variable insurance and annuity product
("Variable Products") net premiums, contributions and considerations will be allocated to Eligible Separate Accounts for investment in the Fund;

         WHEREAS, the Underwriter is a securities firm engaged in the business of selling shares of companies either directly to purchasers or through other securities dealers;

         WHEREAS, the Fund and the Underwriter wish to enter into an agreement with each other with respect to the continuous offering of the Fund's shares in order to promote the growth of the Fund and facilitate the distribution of its shares;

         WHEREAS, the Fund has adopted a distribution plan in respect of its Class B shares pursuant to Rule 12b-1 under the Investment Company Act of 1940 ("Investment Company Act");

         WHEREAS, the Fund desires that the Underwriter undertake marketing activities with respect to Class B shares of the Fund's constituent Portfolios and to compensate the Underwriter for services rendered and expenses borne (including payments made to third parties) in connection therewith;

         NOW, THEREFORE, the parties agree as follows:

         SECTION 1.     Policy on Conflicts; Appointment of the
Underwriter.




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         (a)  The Fund has ratified a Policy on Conflicts (the
"Policy"). This Agreement shall be subject to the provisions of the Policy, the terms of which are incorporated herein by reference, made a part hereof and controlling. The Policy may be amended or superseded, without prior notice, and this Agreement shall be deemed amended to the extent the Policy is amended or superseded. The Underwriter represents and warrants that it will act in a manner consistent with such Policy as set forth and as it may be amended or superseded, so long as it is a principal underwriter of the Class B shares of the Fund. This provision shall survive the termination of this Agreement.

         (b) The Fund hereby appoints the Underwriter as the principal underwriter and distributor of the Fund to sell Class B shares of common stock of the Fund (sometimes herein referred to as "shares") to the separate accounts of insurance companies and hereby agrees during the term of this Agreement to sell shares of the Fund to the Underwriter upon the terms and conditions herein set forth.

         SECTION 2. Exclusive Nature of Duties. The Underwriter shall be the exclusive representative of the Fund to act as principal underwriter and distributor except that the rights given under this Agreement to the Underwriter shall not apply to shares issued in connection with (a) the merger or consolidation of any other investment company with the Fund, (b) the Fund's acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company or (c) the reinvestment in shares by the Fund's shareholders of dividends or other distributions.

         SECTION 3.     Purchase of Class B Shares from the Fund.

         (a) The Fund will commence a continuous offering of its Class B shares and, thereafter, the Underwriter shall have the right to buy from the Fund the shares needed to fill unconditional orders for shares of the Fund placed with the Underwriter by the separate accounts of insurance companies. The price which the Underwriter shall pay for the shares so purchased from the Fund shall be the net asset value, determined as set forth in Section 3(d) hereof, used in determining the public offering price on which such orders are based.

         (b) The shares are to be resold by the Underwriter to the separate accounts of insurance companies at a public offering price, as set forth in Section 3(c) hereof.

         (c) The public offering price(s) of the shares, i.e., the price per share at which the Underwriter or selected dealers or agents may sell shares to the separate accounts of insurance companies, shall be the public offering price determined in


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accordance with the current Class B Prospectus of the Fund (the
"Prospectus") under the Securities Act of 1933, as amended (the "Securities Act"), relating to such shares. All payments to the Fund hereunder shall be made in the manner set forth in Section 3(f) hereof.

         (d) The net asset value of shares of the Fund shall be determined by the Fund, or any agent of the Fund, in accordance with the method set forth in the Prospectus and Class B Statement of Additional Information ("Statement of Additional Information") and guidelines established by the Directors of the Fund.

         (e) The Fund reserves the right to suspend the offering of its shares at any time in the absolute discretion of its Directors.

         (f) The Fund, or any agent of the Fund designated in writing to the Underwriter by the Fund, shall be promptly advised by the Underwriter of all purchase orders for Class B shares received by the Underwriter. Any order may be rejected by the Fund; provided, however, that the Fund will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of shares. The Fund (or its agent) will confirm orders upon their receipt, will make appropriate book entries and upon receipt by the Fund (or its agent) of payment thereof, will deliver deposit receipts or stock certificates for such shares pursuant to the instructions of the Underwriter. Payment shall be made to the Fund in New York Clearing House funds. The Underwriter agrees to cause such payment and such instructions to be delivered promptly to the Fund (or its agent).

         SECTION 4.     Repurchase or Redemption of Class B
Shares by the Fund.

         (a) Any of the outstanding Class B shares may be tendered for redemption at any time, and the Fund agrees to redeem or repurchase the shares so tendered in accordance with its obligations as set forth in Section (3)(d) of ARTICLE FIFTH of its Articles of Incorporation and in accordance with the applicable provisions set forth in the Prospectus and Statement of Additional Information. The price to be paid to redeem or repurchase the shares shall be equal to the net asset value calculated in accordance with the provisions of Section 3(d) hereof. All payments by the Fund hereunder shall be made in the manner set forth below.

         The Fund (or its agent) shall pay the total amount of the redemption price as defined in the above paragraph pursuant to the instructions of the Underwriter in New York Clearing House funds on or before the seventh business day subsequent to its having the notice of redemption in proper form.


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         (b)  Redemption of shares or payment may be suspended at
times when the New York Stock Exchange is closed, when trading on said Exchange is restricted, when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or during any other period when the Securities and Exchange Commission, by order, so permits.

         SECTION 5.     Duties of the Fund.

         (a) The Fund shall furnish to the Underwriter copies of all information, financial statements and other papers which the Underwriter may reasonably request for use in connection with the distribution of Class B shares of the Fund, and this shall include one certified copy, upon request by the Underwriter, of all financial statements prepared for the Fund by independent public accountants. The Fund shall make available to the Underwriter such number of copies of the Prospectus and Statement of Additional Information as the Underwriter shall reasonably request.

         (b) The Fund shall take, from time to time, but subject to the necessary approval of its shareholders, all necessary action to fix the number of authorized shares and such steps as may be necessary to register the same under the Securities Act, to the end that there will be available for sale such number of shares as the Underwriter reasonably may be expected to sell.

         (c) The Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of its shares under the securities laws of such states as the Underwriter and the Fund may approve. Any such qualifications may be withheld, terminated or withdrawn by the Fund at any time in its discretion. As provided in Section 8(b) hereof, the expense of qualification and maintenance of qualification shall be borne by the Fund. The Underwriter shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualifications.

         (d) As compensation for services rendered and expenses borne in connection with the distribution of Class B shares, each Portfolio shall pay the Underwriter a monthly fee (payable on or before the fifth business day of the following month) at a rate equal to .25% per annum of the average daily net assets of the Portfolio attributable to Class B shares.

         (e) The Fund will furnish, in reasonable quantities upon request by the Underwriter, copies of annual and interim reports of the Fund.



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         SECTION 6.     Duties of the Underwriter.

         (a) The Underwriter shall devote reasonable time and effort to effect sales of Class B shares of the Fund, but shall not be obligated to sell any specific number of shares. The services of the Underwriter to the Fund hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Underwriter from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

         (b) In selling shares of the Fund, the Underwriter shall use its best efforts in all respects duly to conform with the requirements of all federal and state laws relating to the sale of such securities. Neither the Underwriter nor any selected dealer nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Fund's Registration Statement (the "Registration Statement"), as amended from time to time, under the Securities Act and the Investment Company Act or the Fund's Prospectus and Statement of Additional Information as from time to time in effect, or any sales literature specifically approved in writing by the Fund.

         (c) The Underwriter shall adopt and follow procedures, as approved by the officers of the Fund, for the confirmation of sales to separate accounts of insurance companies, the collection of amounts payable by investors on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the National Association of Securities Dealers, Inc. (the "NASD"), as such requirements may from time to time exist.

         SECTION 7.     Sales Agreements.

         (a) The Underwriter is hereby authorized, from time to time, to enter into separate written agreements ("Sales Agreements" or, individually, a "Sales Agreement"), on terms and conditions not inconsistent with this Agreement, with insurance companies that have Eligible Separate Accounts and that agree to participate in the distribution of the Fund's Class B shares, directly or through affiliated broker dealers (collectively with the insurance companies, the "Participating Insurance Companies), by means of distribution of Variable Products and to use their efforts to solicit applications for Variable Products. The Underwriter may not enter into any Sales Agreement with any Participating Insurance Company that is more favorable than that maintained with any other Participating Insurance Company and Eligible Separate Account, except that not all portfolios of the Fund need be made available for investment by all Participating Insurance Companies, Eligible Separate Accounts or Variable


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Products.  Each Sales Agreement shall be entered into jointly with the Participating Insurance Company and the Eligible
Separate Accounts.

         (b) Such Participating Insurance Companies and their agents or representatives soliciting applications for Variable Products shall be duly and appropriately licensed, registered or otherwise qualified for the sale of Variable Products under any applicable insurance laws and any applicable securities laws of one or more states or other jurisdictions in which Variable Products may be lawfully sold. Each such Participating Insurance Company shall, when required by law, be both registered as a broker dealer under the Securities Exchange Act of 1934, as amended, and a member of the NASD. Each such Participating Insurance Company shall agree to comply with all laws and regulations, whether federal or state, and whether relating to insurance, securities or other general areas, including but not limited to the record-keeping and sales supervision requirements of such laws and regulations.

         SECTION 8.     Payment of Expenses.

         (a) The Fund shall bear all costs and expenses of the Fund, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of its Registration Statement and Prospectus and Statement of Additional Information, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such registration statements, prospectuses, annual or interim reports or proxy materials).

         (b) The Fund shall bear the cost of expenses of qualification of Class B shares for sale, and, if necessary or advisable in connection therewith, of qualifying the Fund (but not the Underwriter) as an issuer or as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Fund and the Underwriter pursuant to Section 5(c) hereof and the cost and expenses payable to each such state for continuing qualification therein until the Fund decides to discontinue such qualification pursuant to Section 5(c) hereof.

         SECTION 9.     Indemnification.

         (a) The Fund agrees to indemnify, defend and hold the Underwriter, and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Underwriter or


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any such controlling person may incur, under the Securities Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Fund's Registration Statement or Prospectus or Statement of Additional Information in effect from time to time under the Securities Act or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in any thereof not misleading, except insofar as such claims, demands liabilities or expenses arise out of or are based upon either such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Underwriter to the Fund for use in the Fund's Registration Statement, Prospectus or Statement of Additional Information; provided, however, that in no event shall anything herein contained be so construed as to protect the Underwriter against any liability to the Fund or its security holders to which the Underwriter would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the Underwriter's reckless disregard of its obligations and duties under this agreement. The Fund's agreement to indemnify the Underwriter and any such controlling person as aforesaid is expressly conditioned upon the Fund's being notified of the commencement of any action brought against the Underwriter or any such controlling person, such notification to be given by letter or by telegram addressed to the Fund at its principal office in New York, New York, and sent to the Fund by the person against whom such action is brought within ten days after the summons or other first legal process shall have been served. The failure to so notify the Fund of the commencement of any such action shall not relieve the Fund from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this Section 9. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, and to retain counsel of good standing chosen by the Fund and approved by the Underwriter. In the event the Fund does not elect to assume the defense of any such suit and retain counsel of good standing approved by the Underwriter, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case the Underwriter does not approve of counsel chosen by the Fund, the Fund will reimburse the Underwriter or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Underwriter or such persons. The indemnification agreement contained in this
Section 9 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person and shall survive the sale


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of any of the Fund's shares made pursuant to subscriptions
obtained by the Underwriter. This agreement of indemnity will inure exclusively to the benefit of the Underwriter, to the benefit of its successors and assigns, and to the benefit of any controlling persons and their successors and assigns. The Fund agrees promptly to notify the Underwriter of the commencement of any litigation or proceeding against the Fund in connection with the issue and sale of any of its shares.

         (b) The Underwriter agrees to indemnify, defend and hold the Fund, its several officers and directors, and any person who controls the Fund within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its officers or directors, or any such controlling person may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability, or expense incurred by the Fund, its officers and directors or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Underwriter to the Fund for use in its Registration Statement or Prospectus or Statement of Additional Information in effect from time to time under the Securities Act, or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, Prospectus or Statement of Additional Information or necessary to make such information not misleading. The Underwriter's agreement to indemnify the Fund, its officers and directors, and any such controlling person as aforesaid is expressly conditioned upon the Underwriter being notified of the commencement of any action brought against the Fund, its officers or directors or any such controlling person, such notification to be given by letter or telegram addressed to the Underwriter at its principal office in New York, and sent to the Underwriter by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The Underwriter shall have a right to control the defense of such action, with counsel of its own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on its part, and in any other event the Underwriter and the Fund, and their officers and directors or such controlling person, shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify the Underwriter of the commencement of any such action shall not relieve the Underwriter from any liability which it may have to the Fund, to its officers and directors, or to such controlling person by reason of any such untrue statement or omission on the part of the Underwriter


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otherwise than on account of the indemnity agreement contained in this Section 9.

         SECTION 10.    Notification by the Fund.

         The Fund agrees to advise the Underwriter immediately:

         (a) of any request by the Securities and Exchange commission for amendments to the Fund's Registration Statement, Prospectus or Statement of Additional Information or for additional information,

         (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the Fund's Registration Statement, Prospectus or Statement of Additional Information or the initiation of any proceeding for that purpose,

         (c) of the happening of any material event which makes untrue any statement made in the Fund's Registration Statement, Prospectus or Statement of Additional Information or which requires the making of a change in any thereof in order to make the statements therein not misleading, and

         (d) of all actions of the Securities and Exchange Commission with respect to any amendments to the Fund's Registration Statement, Prospectus or Statement of Additional Information which may from time to time be filed with the Securities and Exchange Commission under the Securities Act.

         SECTION 11.    Term of Agreement.

         (a) This agreement shall become effective on the date hereof and shall remain in effect as to the Class B shares of each Portfolio until December 31, 1999 and continue in effect thereafter with respect to the Class B shares of a Portfolio only so long as its continuance with respect to the Class B shares of that Portfolio is specifically approved at least annually by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) represented by the Class B shares of such Portfolio, and, in either case, by a majority of the Board of Directors of the Fund who are not parties to this Agreement or interested persons, as defined in the Investment Company Act, of any such party; provided, however, that if the continuation of this agreement is not approved as to a Portfolio, the Underwriter may continue to render to such Portfolio the services described herein in the manner and to the extent permitted by the Investment Company Act and the rules and regulations thereunder. This agreement may be terminated (i) by the Fund with respect to any Portfolio at any time, without the payment of any penalty, by


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the vote of a majority of the outstanding voting securities (as so defined) represented by the Class B shares of such Portfolio, or by a vote of a majority of the Board of Directors of the Fund on sixty days' written notice to the Underwriter; or (ii) by the Underwriter with respect to any Portfolio on sixty days' written notice to the Fund.

         (b) This agreement may be amended at any time with the approval of the Directors of the Fund, provided, however, that any material amendments of the terms hereof will become effective only upon approval as provided in the first sentence of Section 11(a) hereof.

         SECTION 12. No Assignment. This agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge. The terms "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

         SECTION 13. Notices. Any notice required or permitted to be given hereunder by either party to the other shall be deemed sufficiently given if sent by registered mail, postage prepaid, addressed by the party giving such notice to the other party at the last address furnished by such other party to the party giving notice, and unless and until changed pursuant to the foregoing provisions hereof addressed to the Fund or the Underwriter.

         SECTION 14.    Governing Law.  The provisions of this
agreement shall be, to the extent applicable, construed and interpreted in accordance with the laws of the State of New York.


















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         IN WITNESS WHEREOF, the parties hereto have executed
this Agreement.

                             ALLIANCE VARIABLE PRODUCTS SERIES
                             FUND, INC.


                             By  /s/ John D. Carifa
                                  John D. Carifa
                                  President


                             ALLIANCE FUND DISTRIBUTORS, INC.

                             By  /s/ Robert L. Errico
                                  Robert L. Errico
                                  President




































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00250292.BQ2